                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-27975 of Bank Plus Corporation on Form S-4 of our report dated February 7, 1997, which is included in the Annual Report on Form 10-K, and Amendment No. 1 to the Annual Report on Form 10-K/A, of Bank Plus Corporation for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
June 18, 1997